SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2004

TEKNI-PLEX, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-28157	22-3286312
(Commission File Number)	(IRS Employer Identification No.)

260 NORTH DENTON TAP ROAD
COPPELL, TEXAS	75019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 304-5077

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

      Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

            (b) On October 28, 2004, the registrant announced the departure of Kenneth W. R. Baker as the President and Chief Operating Officer of Tekni-Plex, Inc. effective on October 31, 2004. A copy of the press release issued in connection with such action is attached hereto as Exhibit 99.1. Mr. Baker also resigned as a director of the registrant.

            (c)(1) The registrant also announced that Dr. F. Patrick Smith, the Chairman and Chief Executive Officer of Tekni-Plex, Inc. will assume the position of the President effective on October 31, 2004.

            (c)(2) For information required by Items 401(b), (d) and (e) and Item 404(a) of Regulation S-K, refer to the section “Directors and Executive Officers of the Registrant” in Item 10 of the registrant’s form 10-K for the fiscal year ended July 2, 2004.

            (c)(3) For information relating to the employment agreement the registrant has with Dr. Smith, refer to the section “Directors and Executive Officers of the Registrant” in Item 10 of the registrant’s form 10-K for the fiscal year ended July 2, 2004.

            (d)(1) On October 28, 2004, the registrant also appointed James E. Condon, Vice President and Chief Financial Officer of Tekni-Plex, Inc., as a new director effective on October 31, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekni-Plex, Inc.

Date:	October 28, 2004	By:	/s/ James E. Condon

			Name:	James E. Condon
			Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Tekni-Plex, Inc. dated October 28, 2004.